UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 30, 2009, the Executive Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Post Properties, Inc. (the “Company”) approved the vesting of all options and restricted shares of common stock previously granted to Thomas L. Wilkes, President of Post Apartment Management and Executive Vice President of the Company, in connection with his departure from the Company. In addition, the Committee determined that all options previously granted to Mr. Wilkes, whether or not fully vested, and all rights Mr. Wilkes has to exercise such options, shall remain outstanding and fully exercisable until the earlier of the expiration of their full term or three years from December 31, 2009, regardless of any provision to the contrary in any applicable agreement or plan restricting the time period for exercise following termination of employment or death.

As previously announced, effective on December 31, 2009. Mr. Wilkes will leave the Company and, other than as described in this Item 5.02, will receive compensation in accordance with the provisions regarding termination without cause or for good reason in the Amended and Restated Employment and Change in Control Agreement, dated February 11, 2008, by and among Mr. Wilkes, the Company, Post Apartment Homes, L.P. and Post Services, Inc. and filed with the Company’s current report on Form 8-K dated February 11, 2008.

Item 8.01.	Other Events.

During the third and fourth quarters of 2009 to date, the Company has eliminated 6 management positions (including Mr. Wilkes) and approximately 25 other corporate associate positions. These reductions in workforce will require the Company to record an estimated $4.4 million in severance charges during the fourth quarter of 2009, which was not included in the Company’s previously reported earnings guidance. However, the final amount of these severance charges may vary depending on the Company’s stock price and certain other variables (including estimated Black-Scholes calculations relating to the accelerated vesting and extension of term of related stock options) as of the effective date of such terminations on December 31, 2009. In the aggregate, the Company estimates that the cost savings from these terminations will be just under $5 million on an annual basis, of which approximately one-third of the cost savings relates to investment and development personnel whose annual compensation cost may have been capitalized to real estate projects developed by the Company. There can be no assurance that the Company will not record additional severance charges during the fourth quarter of 2009 or in subsequent periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2009

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2009

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

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